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                                   EXHIBIT 21

           List of Subsidiaries of Community Central Bank Corporation

            NAME OF SUBSIDIARY              JURISDICTION OF         NAMES UNDER WHICH
             (AND OWNERSHIP)                  ORGANIZATION           IT DOES BUSINESS
-----------------------------------------   ---------------   -----------------------------
Community Central Bank                      Michigan          Community Central Bank
(wholly-owned subsidiary of Community
Central Bank Corporation)

Community Central Mortgage Company, LLC     Michigan          Community Central Mortgage
(wholly owned subsidiary of Community                         Company, LLC
Central Bank)                                                 Mortgage Banking Solutions

Community Central Capital Trust II          Delaware          Community Central Capital
(Business Trust, wholly owned                                 Trust II
subsidiary of Community Central Bank
Corporation)

Community Central Development               Michigan          Community Central Development
Enterprise, LLC *                                             Enterprise, LLC
(wholly owned subsidiary of Community
Central Bank)
* Inactive

Community Central Insurance Agency, LLC *   Michigan          Community Central Insurance
(wholly owned subsidiary of Community                         Agency, LLC
Central Bank)
* Inactive